As filed with the Securities and Exchange Commission on June 5, 2003


                                                      Registration No. 333-_____

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            Covenant Transport, Inc.
             (Exact name of registrant as specified in its charter)


         Nevada                                         88-0320154
-------------------------------          ---------------------------------------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)


   400 Birmingham Highway
   Chattanooga, Tennessee                                37419
-------------------------------          ---------------------------------------
(Address of Principal Executive                        (Zip Code)
Offices)

               Covenant Transport, Inc. 2003 Incentive Stock Plan
                            (Full title of the plan)



                                 David R. Parker
                Chairman, President, and Chief Executive Officer
                            Covenant Transport, Inc.
                             400 Birmingham Highway
                          Chattanooga, Tennessee 37419
                     (Name and address of agent for service)


                                 (423) 821-1212
          (Telephone number, including area code, of agent for service)


                                    Copy to:
                              Mark A. Scudder, Esq.
                         Scudder Law Firm, P.C., L.L.O.
                        411 South 13th Street, Suite 200
                             Lincoln, Nebraska 68508
                                 (402) 435-3223


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================

                                                                              Proposed          Proposed maximum       Amount of
                                                       Amount to be       maximum offering     aggregate offering     registration
Title of each class of securities to be registered    Registered (1)     price per share (2)       price (2)            fee (3)
------------------------------------------------------------------------------------------------------------------------------------

Class A Common Stock, ($.01 par value) ..........     1,250,000 shares         $18.55             $23,187,500           $842.27
------------------------------------------------------------------------------------------------------------------------------------


(1) Shares to be offered and sold under the Company's 2003 Stock Option Plan include 651,801 shares not previously registered, 5,000 shares previously registered for offer or sale under the Covenant Transport, Inc. Outside Director Stock Option Plan (the "Outside Director Plan"), 56,433 shares previously registered for offer or sale under the Covenant Transport, Inc. 1998 Non-Officer Incentive Stock Plan (the "1998 Non-Officer Plan") and 536,766 shares previously registered for offer or sale under the Covenant Transport, Inc. Incentive Stock Plan (the "1994 Plan") (collectively with the Outside Director Plan, and the 1998 Non-Officer Plan, the "Prior Plans") that were not issued under the Prior Plans and that may be offered and sold under the 2003 Stock Option Plan (the "Carried Forward Shares"). 5,000 of the Carried Forward Shares were registered on Form S-8 filed on November 17, 2000 (File No. 333-50174), and the Company paid a total fee of $121.00, $11.14 of which related to 5,000 of the Carried Forward Shares. 56,433 of the Carried Forward

     Shares were registered on Form S-8 filed on November 19, 1998 (File No. 333-67559), and the Company paid a total fee of $907, $255.92 of which related to 56,433 of the Carried Forward Shares. 536,766 of the Carried Forward Shares were registered on Form S-8 filed on May 16, 2002 (File No. 333-88486), and the Company paid a total fee of $1,468.03, $766.54 of which related to 536,766 of the Carried Forward Shares. Pursuant to Interpretation 89 under Section G of the Division of Corporation Finance's Manual of Publicly Available Telephone Interpretations dated July 1997, Instruction E to the General Instructions of Form S-8, and Rule 457(p), the Company has carried forward the registration fee for the Carried Forward Shares. There are also registered an undetermined number of additional shares of the Company's Common Stock that may become issuable under the Company's 2003 Stock Option Plan in the event of certain changes in the outstanding shares of the Company's Common Stock or in the capital structure of the Company, including any stock dividend, stock split, recapitalization or similar transaction.
(2) Estimated pursuant to Rule 457(c) and Rule 457(h) of the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee. The price is based upon the average of high and low prices ($18.55) of Covenant Transport Inc. Class A common stock on May 30, 2003, as reported on the Nasdaq National Market.
(3) The registration fee was calculated as the difference between the total computed fee of $1,875.87 less the sum of $11.14 that was previously paid in connection with Form S-8 Registration Statement File No. 333-50174, and less the sum of $255.92 that was previously paid in connection with Form S-8 Registration Statement File No. 333-67559, and less the sum of $766.54 that was previously paid in connection with Form S-8 Registration Statement No. 333-88486. The Company has filed a post-effective amendment to its Form S-8 Registration Statement File No. 333-50174, a post-effective amendment to its Form S-8 Registration Statement File No. 333-67559, and a post-effective amendment to its Form S-8 Registration Statement File No. 333-88486, to deregister shares of the Company's Common Stock that are not subject to outstanding option grants under its 1998 Non-Officer Plan, its Outside Director Plan and its 1994 Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents constituting the prospectus under Part I of this Registration Statement will be delivered to employees in compliance with Form S-8 and Rule 428(b)(1) under the Securities Act of 1933, as amended (the "1933 Act").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents previously filed with the Securities and Exchange Commission (the "Commission") by Covenant Transport, Inc. (the "Registrant", or the "Company") are hereby incorporated by reference into this registration statement.

     a. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

     b. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 2002; and

     c. The description of the Company's Class A Common Stock contained under the caption "Description of Registrant's Securities to be Registered" in the Company's registration statement on Form 8-A filed September
          30, 1994, which incorporates by reference the information under the heading "Description of Capital Stock" in the prospectus dated October 28, 1994, included in the Company's Registration Statement on Form S-1 (No. 33-82978, effective October 28, 1994), including any amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post effective amendment to this registration statement which indicates that all shares of Common Stock offered hereunder have been sold or which deregisters all shares of Common Stock then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Mark A. Scudder serves on the Registrant's Board of Directors, and is President of Scudder Law Firm P.C., L.L.O., the Registrant's outside corporate and securities counsel.

Item 6. Indemnification of Directors and Officers.

     The Nevada General Corporation Law provides for the indemnification of officers and directors (and others) under certain circumstances against expenses incurred in successfully defending against a claim and authorizes Nevada corporations to indemnify their officers and directors under certain circumstance against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director.

     Article VII of the Registrant's Articles of Incorporation and Article X of the Registrant's Bylaws provide that the Registrant's directors and officers shall be indemnified against liabilities they may incur while serving in such capacities to the fullest extent allowed by the Nevada General Corporation Law. Under these indemnification provisions, the Registrant is required to indemnify its directors and officers against any reasonable expenses (including attorneys' fees) incurred by them in the defense of any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to which they were made a party, or in defense of any claim, issue, or matter therein, by reason of the fact that they are or were a director or officer of the Registrant or while a director or officer of the Registrant are or were serving at the Registrant's request as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise unless it is ultimately determined by a court of competent jurisdiction that they failed to act in a manner they believed in good faith to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal proceeding, had reasonable cause to believe their conduct was lawful. The Registrant will advance expenses incurred by directors or officers in defending any such action, suit, or proceeding upon receipt of written confirmation from such officers or directors that they have met certain standards of conduct and an undertaking by or on behalf of such officers or directors to repay such advances if it is ultimately determined that they are not entitled to indemnification by the Registrant. The Registrant may, through indemnification agreements, insurance, or otherwise, provide additional indemnification. The Registrant has entered into indemnification agreements with each of its directors and executive officers.

     Article VI of the Registrant's Articles of Incorporation eliminates, to the fullest extent permitted by law, the liability of directors and officers for monetary or other damages for breach of fiduciary duties to the Registrant and its stockholders as a director or officer.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to officers, directors, or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed as a part of this Registration Statement:


-------------------------------------------------------------------------------------------------------------------
   Exhibit No.                                                  Exhibit
-------------------------------------------------------------------------------------------------------------------
       4.1          Restated Articles of Incorporation of Covenant Transport, Inc. (incorporated by reference to
                    Exhibit 3.1 to the Registration Statement on Form S-1, File No. 33-82978 (the "Form S-1")).
-------------------------------------------------------------------------------------------------------------------
       4.2          Bylaws of Covenant Transport, Inc. (incorporated by reference to Exhibit 3.2 to the Form S-1).
-------------------------------------------------------------------------------------------------------------------
        5           Opinion of Scudder Law Firm, P.C., L.L.O.
-------------------------------------------------------------------------------------------------------------------
       23.1         Independent Auditors' Consent - KPMG LLP
-------------------------------------------------------------------------------------------------------------------
       23.2         Independent Auditors' Consent - PricewaterhouseCoopers LLP
-------------------------------------------------------------------------------------------------------------------
       23.3         Consent of Scudder Law Firm, P.C., L.L.O. (contained in Exhibit 5 hereto)
-------------------------------------------------------------------------------------------------------------------
        24          Power of Attorney (contained in the signature page to this Registration Statement)
-------------------------------------------------------------------------------------------------------------------


Item 9. Undertakings.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the 1933 Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chattanooga, State of Tennessee on June 5, 2003.

                            COVENANT TRANSPORT, INC.


                            By:      /s/ David R. Parker
                                     -------------------------------------------
                                     David R. Parker,
                                     Chairman of the Board, President, and Chief
                                     Executive Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby appoints David R. Parker, Mark A. Scudder, and Joey B. Hogan, and each of them, as attorneys-in-fact with full power of substitution, to execute in their respective names, individually and in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact and to file any such amendment to the Registration Statement, exhibits thereto, and documents required in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and their substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                 Signature and Title                                     Date

/s/ David R. Parker                                                 June 5, 2003
------------------------------------------------------
David R. Parker
Chairman of the Board, President, and Chief Executive
Officer; Director (principal executive officer)

/s/ Joey B. Hogan                                                   June 5, 2003
------------------------------------------------------
Joey B. Hogan
Executive Vice President and Chief Financial Officer
(principal financial and accounting officer)

/s/ Michael W. Miller                                               June 5, 2003
------------------------------------------------------
Michael W. Miller
Director

                                                                    June 5, 2003
------------------------------------------------------
William T. Alt
Director

/s/ Robert E. Bosworth                                              June 5, 2003
------------------------------------------------------
Robert E. Bosworth
Director

                                                                    June 5, 2003
------------------------------------------------------
Hugh O. Maclellan, Jr.
Director

/s/ Bradley A. Moline                                               June 5, 2003
------------------------------------------------------
Bradley A. Moline
Director

/s/ Niel B. Nielson                                                 June 5, 2003
------------------------------------------------------
Niel B. Nielson
Director

/s/ Mark A. Scudder                                                 June 5, 2003
------------------------------------------------------
Mark A. Scudder
Director


---------------------------------------------------------------------------------------------------
Exhibit No.                                         Exhibit
---------------------------------------------------------------------------------------------------
    4.1      Restated Articles of Incorporation of Covenant Transport, Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1, File No. 33-82978
             (the "Form S-1")).
---------------------------------------------------------------------------------------------------
    4.2      Bylaws of Covenant Transport, Inc. (incorporated by reference to Exhibit 3.2 to the
             Form S-1).
---------------------------------------------------------------------------------------------------
     5       Opinion of Scudder Law Firm, P.C., L.L.O.
---------------------------------------------------------------------------------------------------
   23.1      Independent Auditors' Consent - KPMG LLP
---------------------------------------------------------------------------------------------------
   23.2      Independent Auditors' Consent - PricewaterhouseCoopers LLP
---------------------------------------------------------------------------------------------------
   23.3      Consent of Scudder Law Firm, P.C., L.L.O. (contained in Exhibit 5 hereto)
---------------------------------------------------------------------------------------------------
    24       Power of Attorney (contained in the signature page to this Registration Statement)
---------------------------------------------------------------------------------------------------

                                       8